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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-26865) and related Prospectus of Capstead Mortgage Corporation to be filed on or about August 6, 1997, and to the incorporation by reference therein of our reports dated January 22, 1997, with respect to the consolidated financial statements and schedule of Capstead Mortgage Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas

July 31, 1997